Exhibit 10.1

AMENDMENT NO. 2
to
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of June 16, 2015, by and between Hancock Fabrics, Inc., a Delaware corporation (the “Company”), and Steven R. Morgan (the “Executive”).

WHEREAS, the Executive is currently employed by the Company as its President and Chief Executive Officer pursuant to that certain Employment Agreement, dated as of November 7, 2011 and subsequently amended as of July 21, 2014 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement to extend the term of the Agreement as provided herein so that the end of the term coincides with the end of the Company’s 2018 fiscal year.

NOW, THEREFORE, the parties agree as follows:

1.     Section 2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“2.     Term.    The term of Executive’s employment pursuant to this Agreement commenced on October 17, 2011 (the “Commencement Date”) and, unless terminated as set forth in Section 9, shall continue through January 26, 2019 (the “Initial Term”). Following the Initial Term, this Agreement shall be extended automatically for successive one (1) year periods (the Initial Term and any extensions being collectively referred to as the “Employment Term”). Notwithstanding the foregoing, Executive shall at all times be considered an “at will” employee (subject to the obligations set forth in this Agreement). Either party may terminate this Agreement as of the end of the then-current period by giving written notice at least sixty (60) days prior to the end of that period. Notwithstanding any termination of this Agreement or Executive’s employment, Sections 9 and 10 shall remain in effect until all obligations and benefits that accrued prior to termination are satisfied.”

2.     Section 4(e) of the Agreement is hereby deleted.

3.     Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

4.     Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

5.     This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

HANCOCK FABRICS, INC.

By:	/s/ Sam P. Cortez
Sam P. Cortez
Chair, Management Review and Compensation Committee

EXECUTIVE

/s/ Steven R. Morgan
Steven R. Morgan

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